Exhibit 99.2

Heckmann Unites Under New Brand:

Nuverra Environmental Solutions

Scottsdale, AZ – March 11, 2013 – Heckmann Corporation (NYSE: HEK) - one of the largest companies in the United States dedicated to the removal, treatment, recycling, transportation and disposal of restricted solids, fluids and hydrocarbons – today announced that it will unite its individual business units under a single new brand. Heckmann Corporation – together with Heckmann Water Resources, Power Fuels and Thermo Fluids – will become “Nuverra Environmental Solutions.”

Richard J. Heckmann, Executive Chairman and Mark D. Johnsrud, Chief Executive Officer and Vice Chairman of Heckmann and former owner of Power Fuels commented, “We are very proud of where we are as a Company. We have grown our businesses at a rapid pace over the past few years, and now have a national environmental solutions company with operations in 25 states and all major U.S. shale basins. We are unifying our various platforms under one name to help convey our strategy and are excited about advancing our mission and vision under the Nuverra name and brand. And most importantly, we continue to add experienced managers and believe that our growing scale and geographic reach will provide exciting careers for our team.”

The name “Nuverra” represents a new era of environmental solutions, and contains references to “new,” “green,” “earth” and “time.” Nuverra reflects the broader focus of the Company’s united operating units and represents a fundamental dedication to supporting sustainable energy generation and American energy independence.

The Company will be seeking stockholder approval of the name change at its upcoming annual meeting, expected to be held on May 8, 2013. The Company expects to begin trading under its new name and NYSE ticker symbol “NES” on or about May 13, 2013.

About Heckmann Corporation

Heckmann Corporation (NYSE: HEK) is an environmental services company. The Company – soon to become “Nuverra Environmental Solutions” – provides comprehensive environmental solutions to protect, enhance and advance sustainable energy growth. The Company is one of the largest companies in the United States dedicated to the removal, treatment, recycling, transportation and disposal of restricted solids, fluids and hydrocarbons. The Company also provides a one-stop-shop for the collection, reprocessing and recycling of used motor oil, oily waste water and spent antifreeze. Heckmann continues to expand its suite of environmentally compliant and sustainable solutions to a national footprint of customers that demand stricter environmental compliance and accountability from their service providers.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in Heckmann’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Current Report on
Form 8-K/A filed by Heckmann on February 11, 2013, as well as Heckmann’s other reports filed with the United States Securities and Exchange Commission, all of which are available at http://www.sec.gov/ and on Heckmann’s website at http://heckmanncorp.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. Heckmann undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:

Investor Relations:

The Piacente Group, Inc.

Brandi Piacente

+1 212-481-2050

heckmann@tpg-ir.com